Exhibit 99.1
Forum Energy Technologies Announces
Third Quarter 2025 Results;
Raises Full Year 2025 Cash Flow Guidance
•Orders: $240 million; 122% book-to-bill ratio; highest backlog in more than ten years
•Revenue: $196 million, down 2% sequentially
•Net loss: $21 million, or $1.76 per diluted share
•Adjusted net income: $3 million, or $0.27 per diluted share
•Adjusted EBITDA: $23 million, up 13% sequentially
•Operating cash flow and free cash flow: $23 million and $28 million, respectively
•Share repurchases: 635 thousand shares for $15 million
•2025 full year free cash flow guidance increased: $70 - $80 million
HOUSTON, TEXAS, October 30, 2025 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2025 revenue of $196 million and net loss of $21 million or $1.76 per diluted share. Adjusted for $22 million of asset impairments and restructuring costs, and $5 million of tax valuation allowance reserve, partially offset by $4 million of sale leaseback transaction gain, adjusted net income was $3 million or approximately $0.27 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “Our team achieved another strong quarter, demonstrating why FET is a great company and even better investment. We extended our track record of outperformance, delivered significant capital returns, and believe we remain an incredible value while poised for long-term growth.
“Our ‘Beat the Market’ strategy drove strong bookings and meaningful backlog growth. Revenue and EBITDA were at the high end of our guidance range. Our commercial and product development efforts allowed us to grow market share in a challenging environment. In addition, we exceeded free cash flow expectations and are raising 2025 guidance to between $70 and $80 million.
1 See Tables 1-7 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

“By utilizing our global footprint, we generated strong bookings in the offshore and international markets, increasing backlog 21%. In addition, we accelerated cost savings efforts in the quarter, extending our annualized target by 50% to $15 million. We forecast fourth quarter adjusted EBITDA in the range of $19 to $23 million. Looking further ahead, we expect that our strong backlog, anticipated market share gains, and cost reductions will provide a tailwind in 2026.
“FET executed significant capital returns through further net debt reductions and share repurchases. We achieved our expected year-end net leverage ratio of 1.3 times ahead of schedule. Year-to-date through September, we repurchased 8% of our outstanding shares. Even after this year’s stock price appreciation of around 100%, we believe FET’s free cash flow yield remains attractive.”
Segment Results (unless otherwise noted, comparisons are third quarter 2025 versus second quarter 2025)
Drilling and Completions segment revenue was $117 million, flat sequentially. Strong sales of wireline products, heat transfer units, coiled line pipe, and subsea ROVs were offset by lower consumable product sales. Segment adjusted EBITDA was $12 million, a 3% increase, due to favorable product mix and cost savings. Book-to-bill was 129% with strong orders for ROVs, drilling capital equipment, wireline cables, and heat transfer units. The Drilling and Completions segment provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $79 million, a 4% decrease. Lower downhole casing equipment and processing technologies sales drove a decrease that was partially offset by higher revenue from valve and sand control products. Segment adjusted EBITDA was $17 million, a 2% increase, due to favorable product mix and cost savings. Book-to-bill was 112%, with awards for sand control products to support an extended drilling program for a large Canadian customer. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET® is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in thousands, except per share information)	2025	2024	2025
Revenue	$196,231	$207,806	$199,764
Cost of sales	155,994	142,070	140,408
Gross profit	40,237	65,736	59,356
Operating expenses
Selling, general and administrative expenses	50,449	56,326	51,185
Transaction expenses	254	579	184
Gain on sale-leaseback transactions and other	(4,360)	(85)	(6,696)
Total operating expenses	46,343	56,820	44,673
Operating income (loss)	(6,106)	8,916	14,683
Other expense (income)
Interest expense	4,365	7,650	4,706
Foreign exchange losses (gains) and other, net	9	9,631	(3,942)
Loss on extinguishment of debt	—	1,839	—
Total other expense	4,374	19,120	764
Income (loss) before income taxes	(10,480)	(10,204)	13,919
Income tax expense	10,074	4,611	6,219
Net income (loss)	$(20,554)	$(14,815)	$7,700

Weighted average shares outstanding
Basic	11,682	12,330	12,350
Diluted	11,682	12,330	12,554

Earnings (loss) per share
Basic	$(1.76)	$(1.20)	$0.62
Diluted	$(1.76)	$(1.20)	$0.61

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of loss
(Unaudited)

	Nine months ended
	September 30,
(in thousands, except per share information)	2025	2024
Revenue	$589,274	$615,407
Cost of sales	431,320	422,839
Gross profit	157,954	192,568
Operating expenses
Selling, general and administrative expenses	151,017	164,683
Transaction expenses	489	7,728
Gain on sale-leaseback transactions and other	(10,933)	107
Total operating expenses	140,573	172,518
Operating income	17,381	20,050
Other expense (income)
Interest expense	14,054	25,069
Foreign exchange losses (gains) and other, net	(5,001)	13,864
Loss on extinguishment of debt	—	2,302
Total other expense	9,053	41,235
Income (loss) before income taxes	8,328	(21,185)
Income tax expense	20,060	10,641
Net loss (1)	$(11,732)	$(31,826)

Weighted average shares outstanding
Basic	12,110	12,287
Diluted	12,110	12,287

Loss per share
Basic	$(0.97)	$(2.59)
Diluted	$(0.97)	$(2.59)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in thousands of dollars)	2025	2024
Assets
Current assets
Cash and cash equivalents	$31,693	$44,661
Accounts receivable—trade, net	146,938	153,926
Inventories, net	248,255	265,487
Other current assets	32,394	31,563
Total current assets	459,280	495,637
Property and equipment, net of accumulated depreciation	52,283	63,421
Operating lease assets	81,268	70,389
Goodwill and other intangible assets, net	161,013	170,883
Other long-term assets	16,248	15,624
Total assets	$770,092	$815,954
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1,437	$1,866
Other current liabilities	208,188	199,990
Total current liabilities	209,625	201,856
Long-term debt, net of current portion	138,548	186,525
Other long-term liabilities	124,609	107,673
Total liabilities	472,782	496,054
Total equity	297,310	319,900
Total liabilities and equity	$770,092	$815,954

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Nine months ended September 30,
(in thousands of dollars)	2025	2024
Cash flows from operating activities
Net loss	$(11,732)	$(31,826)
Depreciation and amortization	25,914	41,556
Inventory write-down	17,407	3,313
Loss on extinguishment of debt	—	2,302
Gain on sale-leaseback transactions	(11,182)	—
Other noncash items and changes in working capital	27,558	38,330
Net cash provided by operating activities	47,965	53,675

Cash flows from investing activities
Capital expenditures for property and equipment	(4,453)	(5,735)
Proceeds from sale of property and equipment	163	236
Proceeds from sale-leaseback transactions	14,574	—
Payments related to business acquisition, net of cash acquired	—	(150,408)
Net cash provided by (used in) investing activities	10,284	(155,907)

Cash flows from financing activities
Borrowings of debt	398,746	627,970
Repayments of debt	(447,766)	(534,383)
Repurchases of stock	(21,120)	—
Payment of withheld taxes on stock-based compensation plans	(1,321)	(1,090)
Deferred financing costs	(914)	(3,070)
Net cash provided by (used in) financing activities	(72,375)	89,427

Effect of exchange rate changes on cash	1,158	(47)
Net decrease in cash, cash equivalents and restricted cash	$(12,968)	$(12,852)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024	June 30, 2025
Revenue
Drilling and Completions	$117,469	$123,587	$117,237	$117,469	$123,587	$117,237
Artificial Lift and Downhole	78,981	84,226	82,547	78,981	84,226	82,547
Eliminations	(219)	(7)	(20)	(219)	(7)	(20)
Total revenue	$196,231	$207,806	$199,764	$196,231	$207,806	$199,764

Operating income (loss)
Drilling and Completions	$(13,551)	$7,030	$7,271	$8,658	$7,297	$8,408
Operating Margin %	(11.5)%	5.7%	6.2%	7.4%	5.9%	7.2%
Artificial Lift and Downhole	11,778	10,784	10,391	11,830	10,776	10,533
Operating Margin %	14.9%	12.8%	12.6%	15.0%	12.8%	12.8%
Corporate	(8,439)	(8,404)	(9,491)	(8,299)	(8,299)	(9,299)
Total segment operating income (loss)	(10,212)	9,410	8,171	12,189	9,774	9,642
Other items not in segment operating income (loss) (1)	4,106	(494)	6,512	81	58	(18)
Total operating income (loss)	$(6,106)	$8,916	$14,683	$12,270	$9,832	$9,624
Operating Margin %	(3.1)%	4.3%	7.4%	6.3%	4.7%	4.8%

EBITDA (2)
Drilling and Completions	$(10,505)	$4,498	$14,674	$11,758	$14,463	$11,412
EBITDA Margin %	(8.9)%	3.6%	12.5%	10.0%	11.7%	9.7%
Artificial Lift and Downhole	20,419	17,236	22,626	16,977	17,420	16,687
EBITDA Margin %	25.9%	20.5%	27.4%	21.5%	20.7%	20.2%
Corporate	(8,166)	(10,601)	(9,599)	(5,597)	(6,004)	(7,578)
Total EBITDA	$1,748	$11,133	$27,701	$23,138	$25,879	$20,521
EBITDA Margin %	0.9%	5.4%	13.9%	11.8%	12.5%	10.3%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Nine months ended		Nine months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue
Drilling and Completions	$350,275	$359,683	$350,275	$359,683
Artificial Lift and Downhole	239,324	255,737	239,324	255,737
Eliminations	(325)	(13)	(325)	(13)
Total revenue	$589,274	$615,407	$589,274	$615,407

Operating income (loss)
Drilling and Completions	$3,099	$14,464	$26,867	$16,695
Operating Margin %	0.9%	4.0%	7.7%	4.6%
Artificial Lift and Downhole	29,466	36,031	29,821	35,955
Operating Margin %	12.3%	14.1%	12.5%	14.1%
Corporate	(25,628)	(22,610)	(25,168)	(22,014)
Total segment operating income	6,937	27,885	31,520	30,636
Other items not in segment operating income(1)	10,444	(7,835)	(60)	21
Total operating income	$17,381	$20,050	$31,460	$30,657
Operating Margin %	2.9%	3.3%	5.3%	5.0%

EBITDA (2)
Drilling and Completions	$17,473	$22,084	$35,579	$39,654
EBITDA Margin %	5.0%	6.1%	10.2%	11.0%
Artificial Lift and Downhole	55,770	54,252	47,156	55,155
EBITDA Margin %	23.3%	21.2%	19.7%	21.6%
Corporate	(24,947)	(30,896)	(19,018)	(17,049)
Total EBITDA	$48,296	$45,440	$63,717	$77,760
EBITDA Margin %	8.2%	7.4%	10.8%	12.6%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024	June 30, 2025
Orders
Drilling and Completions	$151,473	$129,562	$177,792
Artificial Lift and Downhole	88,517	76,277	85,338
Total orders	$239,990	$205,839	$263,130

Revenue
Drilling and Completions	$117,469	$123,587	$117,237
Artificial Lift and Downhole	78,981	84,226	82,547
Eliminations	(219)	(7)	(20)
Total revenue	$196,231	$207,806	$199,764

Book to bill ratio (1)
Drilling and Completions	1.29	1.05	1.52
Artificial Lift and Downhole	1.12	0.91	1.03
Total book to bill ratio	1.22	0.99	1.32

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2025			September 30, 2024			June 30, 2025
(in thousands, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$(6,106)	$1,748	$(20,554)	$8,916	$11,133	$(14,815)	$14,683	$27,701	$7,700
% of revenue	(3.1)%	0.9%		4.3%	5.4%		7.4%	13.9%
Restructuring and other costs	1,501	1,501	1,501	342	342	342	1,661	1,661	1,661
Transaction expenses	254	254	254	579	579	579	184	184	184
Inventory and other assets impairment adjustments	20,900	20,900	20,900	(5)	(5)	(5)	(1)	(1)	(1)
Stock-based compensation expense	—	2,853	—	—	2,186	—	—	1,748	—
Loss on extinguishment of debt	—	—	—	—	1,839	1,839	—	—	—
Gain on sale-leaseback transactions	(4,279)	(4,279)	(4,279)	—	—	—	(6,903)	(6,903)	(6,903)
Foreign exchange losses (gains) and other, net (2)	—	161	161	—	9,805	9,805	—	(3,869)	(3,869)
Valuation allowance reserve on deferred tax assets	—	—	5,205	—	—	—	—	—	—
As adjusted (1)	$12,270	$23,138	$3,188	$9,832	$25,879	$(2,255)	$9,624	$20,521	$(1,228)
% of revenue	6.3%	11.8%		4.7%	12.5%		4.8%	10.3%

Diluted shares outstanding as reported			11,682			12,330			12,554
Diluted shares outstanding as adjusted			11,682			12,330			12,554

Diluted EPS - as reported			$(1.76)			$(1.20)			$0.61
Diluted EPS - as adjusted			$0.27			$(0.18)			$(0.10)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2025			September 30, 2024
(in thousands, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$17,381	$48,296	$(11,732)	$20,050	$45,440	$(31,826)
% of revenue	2.9%	8.2%		3.3%	7.4%
Restructuring and other costs	3,959	3,959	3,959	2,916	2,916	2,916
Transaction expenses	489	489	489	7,725	7,725	7,725
Inventory and other assets impairment adjustments	20,813	20,813	20,813	(34)	(34)	(34)
Stock-based compensation expense	—	6,420	—	—	5,196	—
Loss on extinguishment of debt	—	—	—	—	2,302	2,302
Gain on sale-leaseback transactions	(11,182)	(11,182)	(11,182)	—	—	—
Foreign exchange losses (gains) and other, net (2)	—	(5,078)	(5,078)	—	14,215	14,215
Valuation allowance reserve on deferred tax assets	—	—	5,205	—	—	—
As adjusted (1)	$31,460	$63,717	$2,474	$30,657	$77,760	$(4,702)
% of revenue	5.3%	10.8%		5.0%	12.6%

Diluted shares outstanding as reported			12,110			12,287
Diluted shares outstanding as adjusted			12,110			12,287

Diluted EPS - as reported			$(0.97)			$(2.59)
Diluted EPS - as adjusted			$0.20			$(0.38)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) they assist with assessing and understanding operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024	June 30, 2025
EBITDA reconciliation (1)
Net income (loss)	$(20,554)	$(14,815)	$7,700
Interest expense	4,365	7,650	4,706
Depreciation and amortization	7,863	13,687	9,076
Income tax expense	10,074	4,611	6,219
EBITDA	$1,748	$11,133	$27,701

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Nine months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024
EBITDA reconciliation (1)
Net income (loss)	$(11,732)	$(31,826)
Interest expense	14,054	25,069
Depreciation and amortization	25,914	41,556
Income tax expense	20,060	10,641
EBITDA	$48,296	$45,440

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024	June 30, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$22,866	$25,602	$15,773
Capital expenditures for property and equipment	(1,392)	(1,327)	(951)
Proceeds from sale of property and equipment	106	218	43
Proceeds from sale-leaseback transactions	6,546	—	8,028
Free cash flow, before acquisitions	$28,126	$24,493	$22,893

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.
(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of October 29, 2025, and using the midpoint $75 million of guided full year free cash flow. As of October 29, 2025, the free cash flow yield was 20%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Nine months ended
(in thousands of dollars)	September 30, 2025	September 30, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$47,965	$53,675
Capital expenditures for property and equipment	(4,453)	(5,735)
Proceeds from sale of property and equipment	163	236
Proceeds from sale-leaseback transactions	14,574	—
Free cash flow, before acquisitions	$58,249	$48,176

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.
(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of October 29, 2025, and using the midpoint $75 million of guided full year free cash flow. As of October 29, 2025, the free cash flow yield was 20%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 7 - Net Leverage Ratio (1)

(in thousands of dollars)	September 30, 2025

2029 Bonds	$100,000
Credit Facility	42,785
Other debt	2,804
Long-term debt, principal amount	145,589
Less: Cash and cash equivalents	31,693
Net debt	113,896

Trailing Twelve Months Adjusted EBITDA	85,936
Net leverage ratio	1.3

(1) The Company believes net leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in thousands of dollars)	September 30, 2025		September 30, 2024		June 30, 2025
Revenue	$	%	$	%	$	%
Drilling	$32,234	16.4%	$35,741	17.2%	$32,846	16.5%
Subsea	23,582	12.0%	20,903	10.1%	22,389	11.2%
Stimulation and Intervention	34,271	17.5%	38,037	18.3%	32,856	16.4%
Coiled Tubing	27,382	14.0%	28,906	13.9%	29,146	14.6%
Drilling and Completions	117,469	59.9%	123,587	59.5%	117,237	58.7%

Downhole	48,073	24.5%	50,562	24.3%	51,284	25.7%
Production Equipment	18,647	9.5%	17,968	8.6%	20,662	10.3%
Valve Solutions	12,261	6.2%	15,696	7.6%	10,601	5.3%
Artificial Lift and Downhole	78,981	40.2%	84,226	40.5%	82,547	41.3%
Eliminations	(219)	(0.1)%	(7)	—%	(20)	—%

Total revenue	$196,231	100.0%	$207,806	100.0%	$199,764	100.0%